EXHIBIT 4(a)

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of September 15, 1995, among AIRBORNE FREIGHT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 3101 Western Avenue, Seattle, Washington 98111, ABX AIR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "ABX"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, AIRBORNE FORWARDING CORPORATION, a corporation duly organized under the laws of the State of Delaware (herein called "Airborne Forwarding"), having its principal office at 3101 Western Avenue, Seattle, Washington 98111, WILMINGTON AIR PARK, INC., a corporation duly organized and existing under the laws of the State of Ohio (herein called "Wilmington Air Park"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, AIRBORNE FTZ, INC., a corporation duly organized under the laws of the State of Ohio (herein called "Airborne FTZ"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177 (ABX, Airborne Forwarding, Wilmington Air Park and Airborne FTZ, being herein collectively referred to as the "Guarantors" and each being individually referred to as a "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee"), supplementing that certain Indenture, dated as of December 15, 1992 (the "Indenture"), among the Company, ABX, Airborne Forwarding and the Trustee.

RECITALS OF THE COMPANY AND THE GUARANTORS

The Company, ABX and Airborne Forwarding have heretofore executed and delivered to the Trustee the Indenture providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

Section 201 of the Indenture permits the form of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

Section 301 of the Indenture permits the terms of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

Section 901 of the Indenture provides, among other things, that, without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, the Guarantors, when authorized by respective Board Resolutions of the Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to (I) establish the form or terms of Securities of any Series as permitted by Sections 201 and 301 of the Indenture and (II) add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding.

The Company and the Guarantors, pursuant to the foregoing authority, propose in and by this First Supplemental Indenture to establish the terms and form of the Securities of a new series denominated its "7.35% Notes Due September 15, 2005" (the "Designated Securities") and to supplement the Indenture in certain respects with respect to the Designated Securities of such series, including the addition of Wilmington Air Park and Airborne FTZ as Guarantors.

All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Guarantors, and a valid supplement to the Indenture, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Designated Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Designated Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions

of General Application

Section 101. Definitions.

(a) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(3) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this First Supplemental Indenture; and

(4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(b) The Indenture is hereby amended solely with respect to the Designated Securities by amending and restating in its entirety the definition of "Guarantors" set forth in Section 101 of the Indenture to read as follows:

"Guarantors" means ABX Air, Inc., a corporation duly organized and existing under the laws of the State of Delaware, Airborne Forwarding Corporation, a corporation duly organized under the laws of the State of Delaware, Wilmington Air Park, Inc., a corporation duly organized and existing under the laws of the State of Ohio, and Airborne FTZ, Inc., a corporation duly organized under the laws of the State of Ohio, except in the case any of such Persons has been released from its Guarantees hereunder in accordance with Section 1404 hereof.

ARTICLE TWO

Security Form

Section 201. Form of Securities of this Series.

The Designated Securities shall be in the form attached hereto as Exhibit A.

ARTICLE THREE

The Series of Securities

Section 301. Title and Terms.

There is hereby created a series of Securities designated as the "7.35% Notes Due September 15, 2005" of the Company. The stated maturity of the Designated Securities shall be September 15, 2005, on which date all principal of the Designated Securities shall become payable.

The Designated Securities shall bear interest at the rate of 7.35% per annum from September 15, 1995. Interest on the Designated Securities shall be payable semiannually on March 15 and September 15 of each year, commencing March 15, 1996, until the principal thereof is made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Persons in whose names the Designated Securities are registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

The aggregate principal amount of Designated Securities which may be authenticated and delivered under this First Supplemental Indenture shall be limited to $100,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered hereunder and under the Indenture.

The principal of and interest on the Designated Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, the City of New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose.

The Designated Securities shall be subject to both Defeasance and Covenant Defeasance as provided in Article Thirteen of the Indenture.

The Designated Securities shall be issued in the form of one or more Global Securities, and The Depository Trust Company shall act as Depositary in respect thereof.

The Designated Securities may not be redeemed and shall not be subject to any sinking fund.

ARTICLE FOUR

Obligation of Guarantors

Section 401. Guarantee by Wilmington Air Park and Airborne FTZ.

By execution and delivery hereof, Wilmington Air Park and Airborne FTZ each expressly agrees, solely with respect to the Designated Securities, to become a Guarantor under the Indenture and to be bound by all terms and provisions therein made applicable thereby to Wilmington Air Park and Airborne FTZ, including without limitation those set forth in Article Fourteen of the Indenture providing for the joint and several and unconditional guarantees of the Designated Securities by the Guarantors.

ARTICLE FIVE

Miscellaneous

Section 501. Miscellaneous.

(a) The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

(b) The recitals contained herein shall be taken as statements of the Company or the Guarantors, as applicable, and the Trustee assumes no responsibility for their correctness.

(c) Each of the Company, ABX, Airborne Forwarding and the Trustee makes and reaffirms as of the date of execution of this First Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture as supplemented hereby.

(d) Each of Wilmington Air Park and Airborne FTZ makes, as of the date of execution of this First Supplemental Indenture, all of the respective representations, covenants and agreements set forth by the Guarantors in the Indenture as supplemented hereby.

(e) All covenants and agreements in this First Supplemental Indenture by the Company, the Guarantors or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

(f) Except as otherwise provided herein, the Indenture shall remain in full force and effect in accordance with its terms.

(g) This First Supplemental Indenture shall have effect only with respect to the Designated Securities.

(h) This First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented hereby, shall be read, taken and construed as one and the same instrument.

(i) This First Supplemental Indenture, the Securities and the Guarantees endorsed thereon shall be governed by and construed in accordance with the law of the State of New York, but without regard to the principles of conflicts of law.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

[SEAL] AIRBORNE FREIGHT CORPORATION

By/s/ Roy C. Liljebeck

Attest:

/s/ David C. Anderson

[SEAL] ABX AIR, INC.

By/s/ Carl Donaway

Attest:

/s/ Stephen E. DeForest

Secretary

[SEAL] AIRBORNE FORWARDING CORPORATION

By/s/ Robert G. Brazier

Attest:

/s/ Roy C. Liljebeck

Secretary

[SEAL] WILMINGTON AIR PARK, INC.

By/s/ Carl Donaway

Attest:

/s/ Stephen E. DeForest

Secretary

[SEAL] AIRBORNE FTZ, INC.

By/s/ Carl Donaway

Attest:

/s/ Stephen E. DeForest

Secretary

[SEAL] THE BANK OF NEW YORK

By/s/ Vivian Lenz

Attest:

/s/

Secretary

STATE OF WASHINGTON )

)ss.

COUNTY OF KING )

On the 14th day of September, 1995, before me personally came Roy C. Liljebeck, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President and CFO of Airborne Freight Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Janell Cote

Notary Public
State of Washington

Commission expires 7/31/99

STATE OF WASHINGTON )

)ss.

COUNTY OF KING )

On the 14th day of September, 1995, before me personally came Carl Donaway, to me known, who, being by me duly sworn, did depose and say that he is President and CEO of ABX Air, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Janell Cote

Notary Public
State of Washington

Commission expires 7/31/99

STATE OF WASHINGTON )

)ss.

COUNTY OF KING )

On the 14th day of September, 1995, before me personally came Robert G. Brazier, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Airborne Forwarding Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Janell Cote

Notary Public
State of Washington

Commission expires 7/31/99

STATE OF WASHINGTON )

)ss.

COUNTY OF KING )

On the 14th day of September, 1995, before me personally came Carl Donaway, to me known, who, being by me duly sworn, did depose and say that he is President of Wilmington Air Park, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Janell Cote

Notary Public
State of Washington

Commission expires 7/31/99

STATE OF WASHINGTON )

)ss.

COUNTY OF KING )

On the 14th day of September, 1995, before me personally came Carl Donaway, to me known, who, being by me duly sworn, did depose and say that he is President of Airborne FTZ, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Janell Cote

Notary Public
State of Washington

Commission expires 7/31/99

STATE OF NEW YORK )

)ss.

CITY OF NEW YORK )

On the 14th day of September, 1995, before me personally came Vivian Lenz, to me known, who, being by me duly sworn, did depose and say that she is Assistant Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

/s/ Timothy J. Shea

Timothy J. Shea

Notary Public, State of New York

No. 01SH5027547

Qualified in New York County

Commission expires May 5, 1996

291/258491.01

062201/1236/41000.00001